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                                                                   Exhibit 23.2

August 9, 2004

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Leucadia National Corporation for the registration of $350,000,000 of its 3 3/4% Convertible Senior Subordinated Notes due 2014, of our report dated January 27, 2004 with respect to the financial statements of Olympus Re Holdings, Ltd., which appear in Leucadia National Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ PricewaterhouseCoopers

Chartered Accountants